As filed with the Securities and Exchange Commission on March 1, 2023

Registration Statement No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nomad Foods Limited
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

No. 1 New Square
Bedfont Lakes Business Park, Feltham, Middlesex TW14 8HA
+(44) 208 918 3200
(Address and telephone number of Registrant’s principal executive offices)

Mariposa Capital, LLC
500 South Pointe Drive, Suite 240, Miami Beach, FL 33139
Tel: (786) 482-6320
(Name, address and telephone number of agent for service)

Copies to:
Flora R. Perez, Esq. Brian J. Gavsie, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 Tel: (954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
Ordinary Shares
Preferred Shares
Debt Securities
Warrants
We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, our ordinary shares, preferred shares, debt securities or warrants (collectively, the “securities”), in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. The debt securities, preferred shares and warrants we may offer may be convertible into or exercisable or exchangeable for ordinary shares or other securities of Nomad Foods Limited or debt or equity securities of one or more other entities.
From the date of this prospectus, we may offer the securities from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.
This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.
Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “NOMD.”
Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 2 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2023.

i

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell or otherwise transfer the securities described in this prospectus and in an accompanying prospectus supplement, if required, in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell our securities using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the type, number or amount of securities being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering. Such prospectus supplement may also add update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together.
We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information and are not making an offer to sell or transfer the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.
Unless the context otherwise requires, references in this prospectus to “Nomad,” the “Company,” “we,” “us” and “our” refer to Nomad Foods Limited and its consolidated subsidiaries.
ii

THE COMPANY
We are Europe’s leading frozen food company with a portfolio of best-in-class food brands within the frozen category, including fish, vegetables, poultry, meals and pizza and ice cream. Our products are sold primarily through large grocery retailers under the “Birds Eye” brand in the United Kingdom and Ireland, “Findus” in Italy, France, Spain, Sweden, Switzerland and Norway, “iglo” in Germany and other continental markets, “La Cocinera” in Spain, “Ledo” in south-eastern Europe and “Frikom” in Serbia and North Macedonia. The majority of our products are in the savory frozen food market, where according to Nielsen, our market share in the countries we operate stood at 18% in 2022 (2021: 18%, figures exclude markets covered by the Fortenova acquisition). For the categories in which we operate, we maintain the number one position in sixteen European geographies, namely the United Kingdom, Italy, Germany, France, Sweden, Austria, Norway, Switzerland, Belgium, The Netherlands, Portugal, Ireland, Croatia, Serbia, Bosnia & Herzegovina and North Macedonia. The countries representing our top six markets, collectively, the United Kingdom, Italy, Germany, France, Sweden and Austria, represented approximately 80% of the total European savory frozen food markets.
Our brands are household names with long histories and local heritage in their respective markets. Our Birds Eye brand was established in 1922 and is primarily marketed in the United Kingdom and Ireland. The Findus brand, which is marketed in Italy, France, Spain, Sweden, Switzerland and Norway, was formed in Italy in 1941 and has a loyal following in each of its respective geographies. The iglo brand, founded in 1956, has a long-standing history and is marketed in Germany and other continental European countries. Ledo (established in 1958) and Frikom (established in 1975) are the lead brands with strong heritage in south-eastern Europe.
Our principal executive offices are located at No. 1 New Square, Bedfont Lakes Business Park, Feltham, Middlesex TW14 8HA. Our telephone number is +(44) 208 918 3200 and our fax number is +(44) 208 918 3491. Our registered office is located at Ritter House, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands and its telephone number is (284) 852-7900. Our registered agent in the United States is Mariposa Capital, LLC, 500 South Pointe Drive, Suite 240 Miami Beach, Florida 33139.

RISK FACTORS
Any investment in the securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements included in this prospectus and the documents incorporated by reference herein include statements regarding:
•our beliefs and intentions regarding our strategic initiatives and their impact on the growth and profitability of our business;
•our intent to profitably grow our business through our strategic initiatives;
•our intent to seek additional acquisition opportunities in food products and our expectation regarding competition for acquisitions;
•our beliefs regarding the impact of the exit by the UK from the EU ("Brexit") on our business;
•our expectations concerning our ability to fund our liquidity requirements and to raise cash through equity and debt offerings;
•our expectations concerning our capital expenditures in 2023;
•our beliefs regarding our sales, marketing and advertising strategies, competitive strengths and ability to successfully compete in the markets in which we participate;
•our expectations concerning consumer demand for our products, our future growth opportunities, market share and sales channels, including online channels;
•our beliefs and intentions regarding the impact of key industry trends on our business, our actions in response to such trends and the resulting impact on our profitability and competitive position;
•our future operating and financial performance;
•our belief that we have sufficient spare capacity to accommodate future growth in our main product categories and to accommodate the seasonal nature of some of our products;
•our beliefs and intentions regarding our sustainability program;
•the anticipated benefits of diversifying our sources of sustainable food products and reduced exposure to Russia;
•our intent to rely on some of the available foreign private issuer exemptions to the NYSE corporate governance rules; and
•the accuracy of our estimates and key judgments regarding certain tax matters and accounting valuations.

The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein are based on assumptions that we have made in light of our management’s experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors include but are not limited to:
•the long-term impact of the COVID-19 pandemic on our business, suppliers, co-manufacturers, distributors, transportation or logistics providers, customers, consumers and employees;
•disruptions or inefficiencies in our operations or supply chain, including as a result of the COVID-19 pandemic, and our ability to maintain the health and safety of our workforce;
•the duration, spread and intensity of the COVID-19 pandemic and related government restrictions and other government responses;
•our ability to successfully implement our strategies and strategic initiatives and recognize the anticipated benefits of such strategic initiatives;
•the anticipated benefits from our recent acquisitions including the Fortenova Group's Frozen Food Business Group (the "Fortenova Acquisition") and Findus Switzerland business may take longer to realize and may cost more to achieve than expected, particularly since the Fortenova Acquisition represents entry into a new product category and new geographies;
•uncertainty about the potential adverse impact of Brexit on currency exchange rates, global economic conditions and cross-border agreements that affect our business;
•the loss of any of our executive officers or members of our senior management team or other key employees;
•the loss of any of our major customers or a decrease in demand for our products;
•changes in consumer preferences and our failure to anticipate and respond to such changes or to successfully develop and renovate products;
•our ability to successfully interpret and respond to key industry trends and to realize the expected benefits of our responsive actions;
•our ability to protect our brand names and trademarks;
•the commercial success of our Green Cuisine brand of products, including as a result of its expansion into continental Europe, and other innovations introduced to the markets, and other innovations introduced to the markets and our ability to accurately forecast the brand’s performance;
•our ability to effectively compete in our markets, including the ability of our Green Cuisine brand to effectively penetrate the markets in continental Europe;
•our ability to commercialize sustainability and accelerate our presence in discounter stores;
•economic conditions that may affect our future performance including increases in inflation and exchange rate fluctuations;
•fluctuations in the availability of food ingredients and packaging materials that we use in our products;
•our ability to effectively mitigate factors that negatively impact our supply of raw materials;
•disruptions in our information technology systems, whether as a result of cyber attack or otherwise, supply network, manufacturing and distribution facilities or our workforce or the workforce of our suppliers;

•our ability to continue to comply with covenants and the terms of our credit instruments and our ability to obtain additional financing, as needed, to fund our liquidity requirements and capital expenditures;
•availability of debt and equity financing under favorable terms;
•increases in operating costs, including labor costs, and our ability to manage our cost structure;
•the occurrence of liabilities not covered by our insurance;
•our ability to successfully implement, and engage other stakeholders in implementing, our sustainability program;
•our ability to successfully diversify;
•the loss of our financial arrangements with respect to receivables factoring;
•the loss of our foreign private issuer status;
•the effects of reputational damage from unsafe or poor-quality food products, particularly if such issues involve products we manufactured or distributed;
•our failure to comply with, and liabilities related to, environmental, health and safety laws and regulations; and
•changes in applicable laws or regulations.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.
USE OF PROCEEDS
Unless stated otherwise in a prospectus supplement, we expect to use the net proceeds we receive from the sale of securities described in this prospectus will be used for general corporate purposes.
When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.
DESCRIPTION OF SHARE CAPITAL
General
We are a company organized under the laws of the British Virgin Islands with limited liability. We are registered at the Registry of Corporate Affairs of the British Virgin Islands under number 1818482, and our affairs are governed by the provisions of our Memorandum and Articles and by the provisions of applicable British Virgin Islands law.
Our Memorandum and Articles authorize the issuance of an unlimited number of shares, no par value, which may be ordinary shares or founder preferred shares. As of February 20, 2023, 174,240,609 ordinary shares and no founder preferred shares were issued and outstanding.

Under our Memorandum and Articles, subject to the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”) and any other applicable legislation, our purpose is to carry on or undertake any business or activity, do any act or enter into any transaction and have full rights, powers and privileges for these purposes. For the purposes of Section 9(4) of the BVI Act, there are no limitations on the business that we may conduct.
The following is a summary of the material provisions of our ordinary and founder preferred shares and our Memorandum and Articles. The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of our Memorandum and Articles which is attached as an exhibit to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022. We urge you to read the full text of that exhibit.
Ordinary Shares
The following summarizes the rights of holders of our ordinary shares:
•each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;
•the holders of our ordinary shares are entitled to share ratably in dividends and other distributions as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any; and
•subject to the BVI Act, upon our liquidation, dissolution or winding up, the holders of our ordinary shares, will be entitled to the distribution of the remaining assets pro rata to the number of fully paid up shares held by each holder relative to the total number of issued and fully paid up ordinary shares immediately prior to the winding up.
Founder Preferred Shares
In connection with our initial public offering of securities in April 2014, we issued an aggregate of 1,500,000 founder preferred shares to our founder entities. Effective January 3, 2023 in accordance with its terms, each founder preferred share automatically converted into one ordinary share. No founder preferred shares are currently outstanding and no additional founder preferred shares are expected to be issued.
Founder preferred shares conferred upon the holder the following: (i) the right to one vote per founder preferred share on all matters to be voted on by shareholders generally and vote together with the holders of ordinary shares; (ii) commencing on January 1, 2015 and for each financial year thereafter (a) once the average price per ordinary share for the “dividend determination period” (i.e. the last ten consecutive trading days of a year) was at least $11.50 (which condition was satisfied for the year ended December 31, 2015), the right to receive an “annual dividend amount” (as defined in our Memorandum and Articles), payable in ordinary shares or cash, at the Company’s sole option; and (b) the right to receive dividends and other distributions as may be declared from time to time by the Company’s board of directors with respect to the ordinary shares (such dividends to be distributed among the holders of founder preferred shares, as if for such purpose the founder preferred shares had been converted into ordinary shares immediately prior to such distribution) plus an amount equal to 20% of the dividend which would be distributable on such number of ordinary shares equal to the “preferred share dividend equivalent” (as defined in our Memorandum and Articles); (iii) in addition to amounts payable pursuant to clause (ii) above, the right, together with the holders of ordinary shares, to receive such portion of all amounts available for distribution and from time to time distributed by way of dividend or otherwise at such time as determined by the directors; (iv) the right to an equal share (with the holders of ordinary shares on a share for share basis) in the distribution of the surplus assets of Nomad on its liquidation as are attributable to the founder preferred shares; and (v) the ability to convert into ordinary shares on a 1-for-1 basis (mandatorily upon a change of control or the seventh full financial year after an acquisition).
Additional Preferred Shares
We are registering preferred shares which, subject to shareholder approval, we may offer and sell from time to time pursuant to a prospectus supplement. If authorized, such issuances of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

Indemnification Matters
British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that we may indemnify any person who is or was a director or who is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another entity, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. A person may be indemnified only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purpose of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.
In addition, we have entered into indemnification agreements with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.
We have purchased and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.
Shareholders’ Meetings and Consents
The following summarizes certain relevant provisions of British Virgin Islands laws and our Memorandum and Articles in relation to our shareholders’ meetings:
•we are required to hold an annual general meeting in each calendar year provided that not more than 15 months shall elapse between the date of one annual meeting and the date of the next, unless such period is extended, or such requirement is waived, by a resolution of the shareholders;
•the board of directors may convene meetings of shareholders at such times and in such manner and places within or outside the British Virgin Islands as the board considers necessary or desirable;
•upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of a matter for which a meeting is requested, the directors are required to convene a meeting of shareholders;
•when convening a meeting, the board of directors must give not less than ten days’ notice of a meeting of shareholders to: (i) those shareholders who are entitled to vote at the meeting; and (ii) the other directors;
•a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting, and for this purpose the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares that such shareholder holds;
•a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;
•a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy one shareholder entitled to vote on resolutions of shareholders to be considered at the meeting (a “quorum”);
•a resolution of shareholders is valid only if approved at a duly convened and constituted meeting of shareholders by the affirmative vote of a majority of the votes of the shares entitled to vote thereon that were present at the meeting and were voted or consented to in writing by a majority of the votes of shares entitled to vote thereon.

Board of Directors
The management of our Company is vested in a board of directors. Our Memorandum and Articles provide that our board of directors must be composed of at least one member. Subject to the BVI Act and our Memorandum and Articles, our directors may be appointed by resolution of shareholders or by the board of directors, without the approval of shareholders, for such term as the shareholders or directors, as applicable, determine. In the case of a vacancy in the office of a director because of death, retirement, resignation, dismissal, removal or otherwise, the remaining directors may appoint a successor and fill such vacancy. Directors are not required to be shareholders.
Our board of directors consists of ten members. Two members of the board present or represented at a board meeting constitutes a quorum, except where otherwise decided by the directors or where there is a sole director, in which case the quorum shall be one. Actions at a meeting are adopted by a majority vote. Our board of directors may also take action by means of a written consent signed by a majority of directors.
Our board of directors is vested with the power to borrow or raise money and secure any debt or binding obligations on the Company. The board may delegate the daily management of our business, as well as the power to represent us in our day-to-day business, to individual directors, agents or committees (with the power to sub-delegate) as it deems fit. The board may determine the conditions of appointment and dismissal as well as the remuneration and powers of any persons or committees so appointed. The board may also determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable to committees it creates.
Disclosure Requirements
Our Memorandum and Articles provide that we may, by notice in writing, require any person to whom we know or have reasonable cause to believe to have been interested in our shares at any time during the three years preceding such notice, to confirm whether or not that is the case and to give such further information as may be required by our Memorandum and Articles. If a shareholder is in default of supplying us with the information required within the prescribed period, our directors, in their absolute discretion, may serve a direction notice on the shareholder which may direct that, in respect of the shares in which default has occurred, the shareholder shall not be entitled to attend or vote in meetings of shareholders. Additionally, if the shares in which the default has occurred represent at least 0.25% of the number of the class concerned, the direction notice may direct that dividends on such shares be retained by the Company and that no transfer of the shares shall be registered until the default is rectified.
Comparison of Shareholder Rights
We were incorporated under, and are governed by, the laws of the British Virgin Islands. The following discussion summarizes material differences between the rights of holders of ordinary shares and the rights of holders of common stock of a typical corporation incorporated under the laws of the State of Delaware.
Director’s Fiduciary Duties
Under Delaware corporate law, a director of a solvent Delaware corporation owes fiduciary duties to the corporation and its shareholders. These duties have two components: the duty of care and the duty of loyalty. The duty of care requires that a director inform himself or herself of all material information regarding a decision. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation and its shareholders. A director must not use his corporate position for personal gain or advantage. The duty of loyalty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder that is not shared by the shareholders generally. In general, the “business judgment rule” presumes that actions of the board of directors are made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. This presumption may be rebutted by evidence of a breach of the directors’ fiduciary duties. If this presumption is rebutted, the board of directors bear the burden of proving that the actions were “entirely fair” to the corporation or its minority shareholders. In addition, Delaware common law imposes “heightened” judicial scrutiny on actions of directors in certain circumstances, such as upon a sale of the corporation.

British Virgin Islands law provides that every director of a British Virgin Islands company in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.
Amendment of Governing Documents
Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on the directors of the corporation.
Consent in Lieu of Meeting
Under Delaware corporate law, a consent in lieu of a meeting of the directors must be unanimous to take effect. Under British Virgin Islands law and our Memorandum and Articles, only a majority of the directors are required to sign a written consent.
Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting by consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. If any shareholder action is taken by less than unanimous consent, notice of such action must be given to those shareholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of shareholders were delivered to the corporation.
Our Memorandum and Articles provides that any shareholder action permitted to be taken at a shareholder meeting may also be taken by written consent of a majority of the votes of shares entitled to vote thereon. If any shareholder resolution is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall be sent to all shareholders not consenting to such resolution.
Shareholder Proposals
Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with any notice provisions in the certificate of incorporation or bylaws of the corporation. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.
Sale of Assets
Under Delaware corporate law, a vote of the shareholders is required to approve a sale, lease or exchange of assets of a corporation (including property or assets of its subsidiaries) only when all or substantially all assets are being sold to a person other than a subsidiary of the Company. Under British Virgin Islands law generally, shareholder approval is required when more than 50% of a company’s total assets by value are being disposed of or sold to any person if not made in the usual or regular course of the business carried out by the company. Under our Memorandum and Articles this requirement of British Virgin Islands law has been disapplied and accordingly no shareholder approval is required in relation to such a disposal or sale.
Redemption of Shares
Under Delaware corporate law, by provision of the certificate of incorporation, any class or series of stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided that after such redemption shares of a class or series of stock with full voting power remain outstanding. The class or series of stock may, by provision of the certificate of incorporation, be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of the stock pursuant to the power expressly vested in the board of directors by the certificate of incorporation. Under Delaware corporate law, shares also may be repurchased with the consent of both the corporation and the holder, except that shares may not be repurchased for more than the price at which such shares may then be redeemed at the option of the corporation. Both the redemption and repurchase of shares of a Delaware corporation are subject to certain solvency limitations established by Delaware corporate law and Delaware common law. As permitted by British Virgin Islands law and our Memorandum and Articles, shares may be repurchased, redeemed or otherwise acquired by us. However, the consent of the shareholder whose shares are to be repurchased, redeemed or otherwise acquired must be obtained, except as specified in the terms of the applicable class or series of shares.
Squeeze-Out Merger
Under the Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of voting stock of another corporation and where at least one of the corporations is a Delaware corporation and the laws of the jurisdiction of the other corporation don’t prohibit such action, may either merge the other corporation into itself or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation entitled to vote thereon and the resolution must include provision for the pro rata issuance of stock of the surviving corporation to the holders of the stock of the parent corporation on surrender of any certificate therefor. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.
Under the BVI Act, subject to any limitations in a company’s memorandum and articles of association, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. In our Memorandum and Articles, we have opted out of the BVI Act’s squeeze out provisions.
Variation of Rights of Shares
Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares entitled to vote thereon, and if such variation would change the rights of such class so as to affect them adversely, with the approval of a majority of the outstanding shares of such class, voting separately as a single class. As permitted by British Virgin Islands law and our Memorandum and Articles, we may vary the rights attached to any class with the written consent of at least 50% of the holders of each class of shares affected or by a resolution passed by at least 50% of the votes cast by eligible holders of the issued shares of the affected class at a separate meeting of the holders of that class.
Election of Directors
Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by a sole remaining director. Subject to the BVI Act and pursuant to our Memorandum and Articles, directors shall be appointed at any time, and from time to time, by our directors, without the approval of shareholders, either to fill a vacancy or as an alternate or additional director. The shareholders may, by a majority vote, appoint any person as a director.
Removal of Directors
Under Delaware corporate law generally, a director of a corporation without a classified board may be removed, with or without cause, by the holders of a majority (or such larger portion set forth in the certificate of incorporation) of the outstanding shares entitled to vote at an election of directors. Under Delaware corporate law, generally a director of a corporation with a classified board may be removed only for cause with the approval of a majority (or such larger portion set forth in the certificate of incorporation) of the outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise. Under Delaware corporate law, generally a director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Our Memorandum and Articles provide that a director may be removed at any time if he or she: (i) resigns by written notice to the Company; (ii) is requested to resign by written notice of all of the other directors; (iii) ceases to be a director by virtue of any provision of law or becomes prohibited by law from or is disqualified from being a director; (iv) becomes bankrupt or makes any arrangement or composition with his creditors generally or otherwise has any judgment executed on any of his assets; (v) becomes of unsound mind or incapable; (vi) is absent from meetings of directors for a consecutive period of 12 months and the other directors resolve that his office shall be vacated; (vii) dies; or (viii) a resolution of shareholders is approved by a majority of the shares entitled to vote on such matter passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or a written special resolution of shareholders is passed by at least 75% of the votes of shares entitled to vote thereon.
Mergers
Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent Delaware corporation by a resolution or unanimous consent in lieu of a meeting. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent Delaware corporation by a majority of the outstanding stock of such corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation is vested in all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.
Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. One or more companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the British Virgin Islands if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the British Virgin Islands are incorporated. In respect of such a merger or consolidation, a British Virgin Islands company is required to comply with the provisions of the BVI Act, and a company incorporated outside the British Virgin Islands is required to comply with the laws of its jurisdiction of incorporation.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
Inspection of Books and Records
Under Delaware corporate law, any shareholder of a corporation may, upon proper demand, and for any proper purpose, inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Members of the public, on payment of the requisite fee, can obtain a copy of a Delaware corporation’s certificate of incorporation. Under British Virgin Islands law, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the British Virgin Islands Registrar of Corporate Affairs, including the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), records of license fees paid to date, any articles of dissolution, any articles of merger and a register of charges if the company has elected to file such a register.
A shareholder of a company is entitled, on giving written notice to the company, to inspect:
(a)    the memorandum and articles of association;
(b)    the register of members;
(c)    the register of directors; and

(d)    the minutes of meetings and resolutions of shareholders and of those classes of shares of which he or she is a shareholder.
In addition, a shareholder may make copies of or take extracts from the documents and records referred to in (a) through (d) above. However, subject to the memorandum and articles of association of the company, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a shareholder to inspect any document, or part of any document, specified in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the court for an order that he or she should be permitted to inspect the document or to inspect the document without limitation.
Where a British Virgin Islands company keeps a copy of the register of members or the register of directors at the office of its registered agent, it is required to notify the registered agent of any changes to the originals of such registers, in writing, within 15 days of any change; and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept. Where the place at which the original register of members or the original register of directors is changed, the company is required to provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.
A British Virgin Islands company is also required to keep at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors determine the minutes of meetings and resolutions of shareholders and of classes of shareholders, and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the company’s registered agent, the company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept. Our registered agent in the British Virgin Islands is: Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.
Conflict of Interest
Under Delaware corporate law, a contract or transaction between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest or is a director or officer, is not void or voidable as long as (i) the material facts as to the director’s or officer’s relationship or interest are disclosed or known and either (A) a majority of the disinterested directors authorizes the contract or transaction in good faith or (B) the shareholders vote in good faith to approve the contract or transaction or (ii) the contract or transaction is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders. Delaware corporate law permits the corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.
The BVI Act provides that a director shall, forthwith after becoming aware that he or she is interested in a transaction entered into or to be entered into by the company, disclose that interest to the board of directors of the company. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director’s interest was disclosed to the board prior to the company’s entry into the transaction or was not required to be disclosed because the transaction is between the company and the director himself or herself and is otherwise in the ordinary course of business and on usual terms and conditions. As permitted by British Virgin Islands law and our Memorandum and Articles, a director interested in a particular transaction may vote on it, attend meetings at which it is considered and sign documents on our behalf that relate to the transaction. In addition, if our directors have other fiduciary obligations, including to other companies on whose board of directors they presently sit and to other companies whose board of directors they may join in the future, to the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors are permitted to honor those pre-existing fiduciary obligations ahead of their obligations to us. Accordingly, they may refrain from presenting certain opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.
Transactions with “Interested Shareholders”
Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by appropriate action, it is prohibited from engaging in certain business combinations with an “interested stockholder” for three years following the date that the person becomes an “interested stockholder.” An “interested stockholder” generally is a person or group that owns or owned 15% or more of the corporation’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the corporation in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an “interested stockholder,” the board of directors approves either the business combination or the transaction that resulted in the person becoming an “interested stockholder.”
British Virgin Islands law has no comparable provision. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Independent Directors
There are no provisions under Delaware corporate law or under the BVI Act that require a majority of our directors to be independent.
Cumulative Voting
Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the British Virgin Islands, but our Memorandum and Articles do not provide for cumulative voting.
Shareholders’ Rights under British Virgin Islands Law Generally
The BVI Act provides for certain remedies that may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, British Virgin Islands courts can issue a restraining or compliance order. However, shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for shareholders’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to them, they may apply to the court for an order based on such conduct. In addition, any shareholder of a company may apply to the courts for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.
The BVI Act also provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger, if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the court.
Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company’s memorandum and articles of association.
Foreign Private Issuer Exemption
As a “foreign private issuer,” as defined by the SEC, we are permitted to follow certain corporate governance practices of our home country, the British Virgin Islands, instead of those otherwise required under the NYSE for domestic issuers. While we voluntarily follow most NYSE corporate governance rules, we intend to take advantage of the following limited exemptions:

•Unlike NYSE corporate governance rules, under British Virgin Islands law, there is no requirement that our board of directors consist of a majority of independent directors and our independent directors are not required to hold executive sessions. Currently, six out of our ten board members are independent based on NYSE independence standards. While our board’s non-management directors will meet regularly in executive session without management, our board does not intend to hold an executive session of only independent directors at least once a year as called for by the NYSE.
•The NYSE rules applicable to domestic issuers require disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE rules, as permitted by the foreign private issuer exemption.
•We are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NYSE related to the furnishing and content of proxy statements. Therefore, we intend to hold annual shareholder meetings in accordance with the corporate governance practices of the British Virgin Islands and our Memorandum and Articles of Association. Similarly, with respect to matters on which shareholders will have a right to vote, we intend to comply with corporate governance practices of the British Virgin Islands and the voting requirements under the NYSE rules applicable to foreign private issuers.
DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
•the title and nominal value of the preferred shares;
•the number of preferred shares we are offering;
•the liquidation preference per preferred share, if any;
•the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);
•whether preferential subscription rights will be issued to existing shareholders;
•the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up;
•the procedures for any auction and remarketing, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred shares on any securities exchange or market;
•whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;
•voting rights, if any, of the preferred shares;

•preemption rights, if any;
•other restrictions on transfer, sale or assignment, if any;
•a discussion of any material or special U.S. federal and British Virgin Islands income tax considerations applicable to the preferred shares;
•any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any rights attached to the preferred shares regarding the corporate governance of Nomad, which may include, for example representation rights to the board of directors; and
•any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.
Prior to issuing preferred shares, we must convene a shareholder meeting at which shareholders would approve the terms and conditions of the preferred shares that were determined by the board of directors, or delegate authority to the board of directors to approve such terms and conditions, and vote to modify the Memorandum and Articles to include the characteristics and particular rights of the preferred shares.
If and when we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and, to the extent permitted under British Virgin Islands law, will not have, or be subject to, any preemptive or similar rights.
DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any particular series and of any indenture under which such securities are issued may differ from the terms described below. We will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations, and may be issued in one or more series.
The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. The indenture is subject to the Trust Indenture Act of 1939.
The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We note that the terms of the indenture are subject to change at any time by us and may differ in whole or in part from the description below. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);

•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of €100,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be Euros or any other currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, Clearstream Banking, “société anonyme,” in Luxembourg and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium, each a Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Covenants
Under the terms of the indenture, we covenant, among other things that:

•we will promptly pay the principal of and interest on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;
•so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;
•we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we know of any default under the indenture that occurred during the previous year; and
•all payments made by us on the debt securities will be made free and clear of and without withholding or deduction for, or on account of, any taxes unless the withholding or deduction of such taxes is then required by law (subject to certain exceptions).
Any series of debt securities may have covenants in addition to or differing from those included in the indenture which limit or restrict, among other things the ability of us or one or more of our subsidiaries (as defined in the indenture, the “Restricted Subsidiaries”) to:
•incur certain indebtedness;
•make certain payments, dividends, redemptions, repurchases or investments;
•incur certain liens;
•make distributions to us or other Restricted Subsidiaries;
•sell assets or sell capital stock of Restricted Subsidiaries;
•enter into transactions with affiliates;
•take actions which will result in material impairment of the security interests in the collateral, if any;
•guarantee of indebtedness by our Restricted Subsidiaries; and
•certain business activities, transactions, issuances of our capital stock and other actions.
Suspension of Covenants on Achievement of Investment Grade Status
If on any date following the issue date, the debt securities have achieved investment grade status and no default or event of default has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until such time, if any, at which the debt securities no longer have investment grade status (the “Reversion Date”), certain provisions of the indenture and, in each case, any related default provision will cease to be effective and will not apply to us or our subsidiaries. Such covenants and any related default provisions may again apply according to their terms after the Reversion Date.
Change of Control
Unless we state otherwise in the applicable prospectus supplement, if a Change of Control occurs, each holder of debt securities will have the right to require us to repurchase all or part of such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of the debt securities, plus accrued and unpaid interest to the date of purchase. “Change of Control” means (1) we become aware of any “person” or “group” of related persons that becomes the “beneficial owner” of more than 50% of the total voting power of our voting stock (except if we become a Subsidiary of a Successor Parent) or (2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of our and our Restricted Subsidiaries’ assets taken as a whole to a person, other than a Restricted Subsidiary.

We will not be obligated to repurchase any debt securities upon a Change of Control, if and to the extent that we have unconditionally exercised our right to redeem all of the debt securities and that all conditions to such redemption have been satisfied or waived. Unless we have unconditionally exercised this right or all conditions to redemption have been satisfied or waived, within 60 days after any Change of Control, we will provide a notice (the “Change of Control Offer”) to each holder of any debt securities, with a copy to the trustee. The provisions of the indenture relating to our obligation to make an offer to repurchase the debt securities as a result of a Change of Control may be waived or modified with the written consent of holders of a majority in outstanding aggregate principal amount of the debt securities under the indenture.
Merger and Consolidation
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor company”) unless:
•we are the surviving corporation, or the successor company (if other than Nomad) is a corporation organized and validly existing under the laws of any member state of the European Union, the United Kingdom, including the British Virgin Islands, or the United States of America, any State of the United States or the District of Columbia, Canada or any province of Canada, Norway or Switzerland; and expressly assumes our obligations on the series of debt securities, and under the indenture and any other relevant document; and
•we have delivered to the trustee an officer’s certificate and opinion of counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor company.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in any payment of interest or Additional Amounts, if any, on any debt securities when due and payable, continued for 30 days;
•default in the payment of principal or premium, if any, on any series of debt securities at maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;
•failure by us or any of our Restricted Subsidiaries to comply for 60 days after written notice by the trustee or by the holders of 25% in aggregate principal amount of the outstanding series of debt securities with our other agreements contained in the indenture or the series of debt securities (in each case, other than a default in performance, or breach of, a covenant or agreement specifically addressed above);
•default under any mortgage, indenture or instrument which (i) is caused by a failure to pay principal at stated maturity on such Indebtedness (“payment default”) or (ii) results in the acceleration of such Indebtedness prior to its maturity, and in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to a specified amount or more;
•certain events of bankruptcy, insolvency or court protection (each referred to as a “bankruptcy default”);
•failure to pay final judgments aggregating in excess of a specified amount (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final;
•any security interest with respect to collateral, if any, having a fair market value in excess of a specified amount ceases to be in full force and effect (except under certain circumstances) or is declared invalid or unenforceable and any such default continues for 10 days;
•a guarantee of a Significant Subsidiary (as defined in the indenture) ceases to be in full force and effect or is declared invalid or unenforceable in a judicial proceeding or any guarantor denies or disaffirms in writing its obligations under its guarantee and any such default continues for 10 days; and
•any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
If an event of default with respect to outstanding debt securities of any series (other than a bankruptcy default described above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all debt securities of that series. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the case of an event of default resulting from a bankruptcy default, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.
In the event of a declaration of acceleration with respect to debt securities of any series because an event of default with respect to certain mortgages, indentures or instruments (described above) has occurred and is continuing, this declaration of acceleration will be automatically annulled if the triggering event of default or payment default is remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such event of default is discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration with respect thereto would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. Holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series may waive all past or existing defaults or events of default (except with respect to covenants or provisions requiring a higher threshold for approval of the waiver) and rescind any such acceleration and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any loss, liability or expense which might be incurred by it in exercising such right or power. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
Except to enforce the right to receive payment of principal or interest when due, no holder of any debt security of any series may pursue any remedy with respect to the indenture or any debt securities of any series unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to pursue the remedy;
•such holders have offered in writing security and/or indemnity to the trustee against any loss, liability or expense;
•the trustee has not complied with such request within 60 days after receipt of the written request and the offer of security and/or indemnity; and
•the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a written direction that, in the trustee’s opinion, is inconsistent with such request within the 60-day period.
Notwithstanding any other provision in the indenture, the right of any holder of any debt security to receive payment, or to bring suit for the enforcement of any payment of principal of, premium on, if any, interest or Additional Amounts, if any, on the debt security, on or after the respective due dates (including in connection with an offer to purchase), will not be impaired or affected without the consent of such holder other than as provided in the indenture. However, a holder of any debt security will not have the right to institute any suit for the enforcement of payment if and to the extent that instituting or prosecuting the suit, or an entry of judgment related to the suit, would result in the surrender, impairment, waiver or loss of the Lien of the indenture upon any property subject to such Lien.
The indenture requires us, within 15 days after we file our annual report with the SEC, to deliver to the trustee an Officer’s Certificate indicating whether we know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events of which we are aware which would constitute any defaults, their status and what action we are taking or propose to take in respect thereof. If a default occurs and is continuing with respect to the debt securities of any series and if we inform a responsible officer of the trustee in writing, the trustee must give notice of the default to holders of the debt securities of that series within 60 days after they receive the notice. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in the case of a default in the payment of principal of, or premium, if any, or interest on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interests of the holders of those debt securities.
Amendments and Waivers
We, the trustee and other applicable parties may amend or supplement the indenture or the debt securities of any series without the consent of any holder of debt securities:
•to cure any ambiguity, omission, defect, error or inconsistency, conform any provision to the description of the applicable series of debt securities, or reduce the minimum denomination of the debt securities;
•to provide for the assumption by a successor Person of our obligations under the indenture and other documents related to the debt securities;
•to provide for uncertificated debt securities of the series in addition to or in place of certificated debt securities of such series;
•to add to the covenants or provide for a guarantee for the benefit of the holders of debt securities of the series;
•to surrender any right or power conferred upon us or any Restricted Subsidiary;
•to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;
•to make such provisions as necessary (as we determine in good faith) for the issuance of additional debt securities;
•to provide for any Restricted Subsidiary to provide a guarantee in accordance with the indenture;
•to evidence and provide for the acceptance and appointment of a successor trustee or the security agent, if any, or to provide for the accession by the trustee or the security agent, if any, to the indenture and other documents related to the debt securities;
•to conform the text of the indenture, any security documents or the debt securities of the series to any provision of the applicable description of debt securities to the extent that such provision in such description of debt securities was intended to be a verbatim recitation of a provision of the indenture, the Security Documents or the debt securities of such series;
•to mortgage, pledge, hypothecate or grant a security interest in favor of the security agent, if any, for the benefit of parties to our senior credit facilities, if any, or to the extent necessary to grant a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited by the indenture and the covenants set forth in the indenture;
•to add to the covenants or to provide for a guarantee for the benefit of the holders of debt securities of any series or surrender any right or power conferred upon us or any Restricted Subsidiary; or

•to add security to or for the benefit of the debt securities of any series, or to effectuate or confirm and evidence the release, termination, discharge or retaking of any guarantee of the debt securities of any series or Lien or any amendment in respect thereof.
Subject to certain exceptions, we may also amend, supplement or otherwise modify the indenture and other documents related to the debt securities of any series, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities then outstanding of any series. Subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities then outstanding of any series. However, without the consent of holders of not less than 90% of the then outstanding aggregate principal amount of affected debt securities, an amendment or waiver may not, with respect to any such debt securities held by a non-consenting holder:
•reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
•reduce the stated rate of or extend the stated time for payment of interest on any such debt security;
•reduce the principal of or extend the stated maturity of any such debt security;
•reduce the premium payable upon the redemption of any such debt security or change the time at which any such debt security may be redeemed;
•make any such debt security payable in money other than that stated in the debt security (except to the extent the currency stated in the debt securities has been succeeded or replaced pursuant to applicable law);
•impair the right of any holder of such debt security to institute suit for the enforcement of any payment on or with respect to the holder’s debt securities;
•make certain changes in the provision of the indenture relating to withholding taxes;
•release (i) all or substantially all the Security Interests or (ii) all or substantially all the guarantors from their obligations under their guarantees or the indenture, in each case, other than pursuant to the terms of the applicable governing documents;
•waive a default or event of default in the payment of principal, premium or interest on any debt security (except in certain circumstances); or
•make any change in the amendment or waiver provisions which require the consent of the holders of debt securities.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that we may terminate all our obligations under the indenture and debt securities of any series (“legal defeasance”) and cure all then existing defaults and events of default (subject to certain exceptions). We may terminate such obligations upon the deposit with the trustee, in trust, cash in euro and/or European Government Obligations denominated in euro in such amounts as will be sufficient for the payment of principal, premium, if any, and interest on the outstanding debt securities of that series to redemption or maturity, as the case may be. If we exercise our legal defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an event of default with respect to such debt securities.
We may exercise our legal defeasance option only if, among other things, we have delivered to the trustee an opinion of counsel in the United States stating that the holders or beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and legal defeasance had not occurred.

Such opinion of counsel must be based on a ruling of the United States Internal Revenue Service or other change in applicable United States federal income tax law since the issuance of the applicable series of debt securities.
Covenant Defeasance
The indenture provides that we may terminate certain covenant obligations and the default provisions relating to such covenants, the operation of certain other provisions relating to events of default, as well as any additional covenants which may be set forth in the applicable prospectus supplement (“covenant defeasance”). If we exercise our covenant defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an event of default with respect to certain specified events of default.
We may exercise our covenant defeasance option only if, among other things, we have delivered to the trustee an opinion of counsel in the United States stating that the holders or beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our directors, officers, employees, incorporators or shareholders or any of our subsidiaries or affiliates, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Consent to Jurisdiction and Service
In relation to any legal action or proceedings arising out of or in connection with the indenture and the debt securities and the guarantees, we and each guarantor in the indenture will irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.
Governing Law
The indenture and the debt securities, including any guarantees, and the rights and duties of the parties thereunder will be governed by and construed in accordance with the laws of the State of New York.
Legal Ownership
Street Name and Other Indirect Holders
We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal Holders of debt securities. When we refer to the “Holders” of debt securities, we mean only the actual legal and (if applicable) record Holder of those debt securities. Holding debt securities in accounts at banks or brokers is called holding in “street name”. If you hold debt securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold debt securities in street name, you should check with your own institution to find out:
•how it handles debt securities payments and notices;
•whether it imposes fees or charges;
•how it would handle voting rights if it were ever required;
•whether and how you can instruct it to send you debt securities and, if the debt securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•how it would pursue rights under the debt securities if there were a default or other event triggering the need for Holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the debt securities will run only to persons who are registered as Holders of the debt securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global debt securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Debt Securities
What is a Global Debt Security?
A global debt security is a special type of indirectly held debt security. If we choose to issue debt securities in the form of global debt securities, the ultimate beneficial owners can only be indirect holders. We require that the global debt security will be registered in the name of a financial institution we select.
In this case, we require that the debt securities included in the global debt security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global debt security is called the “depositary”. Any person wishing to own a debt security (other than the Depositary) must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of debt securities will indicate whether the series will be issued only in the form of global debt securities.
Special Investor Considerations for Global Debt Securities
As an indirect Holder, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to debt securities transfers. We do not recognize this type of investor as a Holder of debt securities and instead deal only with the depositary in whose name the global debt security is registered.
If you are an investor in debt securities that are issued only in the form of global debt securities, you should be aware that:
•you cannot have debt securities registered in your own name;
•you cannot receive physical certificates for your interest in the debt securities;
•you will be a street name Holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained above under “Street Name and Other Indirect Holders”;
•you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates; and
•the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global debt security.
We and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global debt security. We and the trustee also will not supervise the depositary in any way.
Special Situations in Which a Global Debt Security is Exchangeable for Physical Certificates
The prospectus supplement(s) may provide for a few special situations described below in which a global debt security is exchangeable for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the debt securities have been previously described in the subsections above “Street Name and Other Indirect Holders” and “Direct Holders”.
The special situations in which a global debt security may be exchangeable for physical certificates are:
•when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary; and
•when an Event of Default on the debt securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities-Events of Default.”
The prospectus supplement(s) may also list additional situations for terminating a global debt security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global debt security terminates, the depositary, and neither we nor the trustee will be responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities”.

Clearance and Settlement
General
Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, “société anonyme,” in Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.
The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in dematerialized form. All debt securities will be issued in registered form for United States federal income tax purposes.
The Clearing Systems
DTC
We understand that DTC is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.
DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).
The DTC Rules applicable to its participants are on file with the SEC.
Clearstream
Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates. In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.
Clearstream’s participants include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks. Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.
Euroclear
Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.
Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries. Euroclear participants include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.
Other Clearing Systems
We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.
Clearance and Settlement Procedures-DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
For payments in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures-Euroclear and Clearstream
We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.
Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream Participants
We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear
Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.
Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares or preferred shares. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. The form of warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the ordinary shares or preferred shares purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may from time to time offer and/or sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities being offered by this prospectus:
•through agents;
•to or through one or more underwriters on a firm commitment or agency basis;
•through put or call option transactions;
•through broker-dealers (acting as agent or principal);
•directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise; or
•through any other method permitted pursuant to applicable law; or
•through a combination of any such methods of sale.
At any time a particular offer of the securities covered by this prospectus is made, the prospectus supplement with respect to the particular offer will set forth the type and amount of securities covered by the prospectus supplement and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and, if required, prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in any sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in a prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.
Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.
Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from the us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in a prospectus supplement (or a post-effective amendment), if required.
We may loan or pledge securities to a financial institution or other third party that in turn may sell or transfer the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
TAX CONSIDERATIONS
The material United States (“U.S.”) federal income tax consequences relating to the purchase, ownership and disposition of any of the preferred shares, debt securities and warrants offered by this prospectus will be set forth in the applicable prospectus supplement offering one or more of these securities.
General
The following discussion is a summary of certain U.S. federal income tax issues relevant to the acquisition, holding and disposition of the ordinary shares. Additional tax issues may exist that are not addressed in this discussion and that could affect the U.S. federal income tax treatment of the acquisition, holding and disposition of the ordinary shares.
This discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, or non-U.S. tax consequences. The discussion applies, unless indicated otherwise, only to holders of ordinary shares who acquire the ordinary shares as capital assets. It does not address special classes of holders that may be subject to different treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as:
•certain financial institutions, insurance companies, underwriters, real estate investment trusts, or regulated investment companies;
•controlled foreign corporations or passive foreign investment companies;
•dealers and traders in securities;
•persons holding ordinary shares as part of a hedge, straddle, conversion or other integrated transaction;
•partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•persons liable for the alternative minimum tax;
•tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•certain U.S. expatriates or former long-term residents of the United States;
•a person that is required to accelerate the recognition of any item of gross income with respect to ordinary shares as a result of such income being recognized on an applicable financial statement;
•a person that acquired ordinary shares as compensation for services;
•persons holding ordinary shares that own or are deemed to own 10 percent or more (by vote or value) of the Company’s stock; or
•persons that do not use the U.S. Dollar as their functional currency.
This section is based on the Code, its legislative history, existing and proposed Treasury regulations, published rulings by the Internal Revenue Service (“IRS”) and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Holders of ordinary shares should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, holding and disposing of ordinary shares in their particular circumstances.
As used herein, a “U.S. Holder” is a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person”.
This discussion does not consider the tax treatment of partnerships or other pass-through entities that hold ordinary shares, or of persons who hold ordinary shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.
This discussion is based upon certain understandings and assumptions with respect to the business, assets and shareholders, including that we are not, do not expect to become, nor at any time have been, a controlled foreign corporation as defined in Section 957 of the Code (a “CFC”). We believe that we are not and have never been a CFC, and do not expect to become a CFC. In the event that one or more of such understandings and assumptions proves to be inaccurate, the following discussion may not apply, and material adverse U.S. federal income tax consequences may result to U.S. Holders.
Passive Foreign Investment Company (“PFIC”) Considerations
The U.S. federal income tax treatment of U.S. Holders will differ depending on whether we are considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
In general, we will be considered a PFIC for any taxable year in which: (i) 75 percent or more of our gross income consists of passive income; or (ii) 50 percent or more of the average quarterly market value of our assets in that year are assets (including cash) that produce, or are held for the production of, passive income. For purposes of the above calculations, if we, directly or indirectly, own at least 25 percent by value of the stock of another corporation, then we generally would be treated as if we held our proportionate share of the assets of such other corporation and received directly our proportionate share of the income of such other corporation. Passive income generally includes, among other things, dividends, interest, rents, royalties, certain gains from the sale of stock and securities, and certain other investment income.
Based on our current and anticipated composition of the income, assets and operations, we believe that we will not be a PFIC in our current taxable year and are not likely to be a PFIC in future taxable years. However, there is no assurance that we will not be a PFIC in any taxable year because PFIC status is factual in nature, depends upon factors not wholly within our control, generally cannot be determined until the close of the taxable year in question, and is determined annually. If we are a PFIC for any taxable year during which a U.S. Holder holds (or, in the case of a lower-tier PFIC, is deemed to hold) our ordinary shares, such U.S. Holder will be subject to significant adverse U.S. federal income tax rules. U.S. Holders should consult their tax advisors on the U.S. federal income tax consequences of us being treated as a PFIC.
Tax Consequences for U.S. Holders if the Company is not a PFIC
Dividends
In general, subject to the PFIC rules discussed above, a distribution on an ordinary share will constitute a dividend for U.S. federal income tax purposes to the extent that it is made from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, it will be treated as a non-taxable reduction of basis to the extent of the U.S. Holder’s tax basis in the ordinary share on which it is paid, and to the extent it exceeds that basis it will be treated as capital gain. For purposes of this discussion, the term “dividend” means a distribution that constitutes a dividend for U.S. federal income tax purposes. However, it is not expected that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders should therefore assume that any distribution by us with respect to our ordinary shares will be reported as dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received us.
The gross amount of any dividend on an ordinary share (which will include the amount of any foreign taxes withheld) generally will be subject to U.S. federal income tax as foreign source dividend income, and generally will not be eligible for the corporate dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. The amount of a dividend paid in foreign currency will be its value in U.S. Dollars based on the prevailing spot market exchange rate in effect on the day the U.S. Holder receives the dividend. A U.S. Holder will have a tax basis in any distributed foreign currency equal to its U.S. Dollar amount on the date of receipt, and any gain or loss realized on a subsequent conversion or other disposition of foreign currency generally will be treated as U.S. source ordinary income or loss. If dividends paid in foreign currency are converted into U.S. Dollars on the date they are received by a U.S. Holder, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.
Subject to certain exceptions for short-term and hedged positions, a dividend that a non-corporate holder receives on an ordinary share will be subject to a maximum federal income tax rate of 20 percent if the dividend is a “qualified dividend” not including the Medicare Contribution Tax described below. A dividend on an ordinary share will be a qualified dividend if (i) either (a) the ordinary shares are readily tradable on an established market in the United States or (b) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program, and (ii) we were not, in the year prior to the year the dividend was paid, and are not, in the year the dividend is paid, a PFIC. Since the ordinary shares are listed on the New York Stock Exchange, the ordinary shares should be treated as readily tradable on an established securities market in the United States. Even if dividends on the ordinary shares would otherwise be eligible for qualified dividend treatment, in order to qualify for the reduced qualified dividend tax rates, a non-corporate holder must hold the ordinary share on which a dividend is paid for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, disregarding for this purpose any period during which the non-corporate holder has an option to sell, is under a contractual obligation to sell or has made (and not closed) a short sale of substantially identical stock or securities, is the grantor of an option to buy substantially identical stock or securities or, pursuant to Treasury regulations, has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property. In addition, to qualify for the reduced qualified dividend tax rates, the non-corporate holder must not be obligated to make related payments with respect to positions in substantially similar or related property. Payments in lieu of dividends from short sales or other similar transactions will not qualify for the reduced qualified dividend tax rates.
A non-corporate holder that receives an extraordinary dividend eligible for the reduced qualified dividend rates must treat any loss on the sale of the stock as a long-term capital loss to the extent of the dividend. For purposes of determining the amount of a non-corporate holder’s deductible investment interest expense, a dividend is treated as investment income only if the non-corporate holder elects to treat the dividend as not eligible for the reduced qualified dividend tax rates. Special limitations on foreign tax credits with respect to dividends subject to the reduced qualified dividend tax rates apply to reflect the reduced rates of tax.
The U.S. Treasury has announced its intention to promulgate rules pursuant to which non-corporate holders of stock of non-U.S. corporations, and intermediaries through whom the stock is held, will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because those procedures have not yet been issued, it is not clear whether we will be able to comply with them.
Non-corporate holders of ordinary shares are urged to consult their own tax advisers regarding the availability of the reduced qualified dividend tax rates with respect to dividends received on the ordinary shares in light of their own particular circumstances.
Capital Gains
Subject to the PFIC rules discussed above, on a sale or other taxable disposition of an ordinary share, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted basis in the ordinary share and the amount realized on the sale or other disposition, each determined in U.S. Dollars. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition the ordinary share has been held for more than one year. In general, any adjusted net capital gain of an individual is subject to a maximum federal income tax rate of 20 percent, not including the Medicare Contribution Tax, discussed below. Capital gains recognized by corporate U.S. holders generally are subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of capital losses is subject to limitations.

Any gain a U.S. Holder recognizes generally will be U.S. source income for U.S. foreign tax credit purposes, and, subject to certain exceptions, any loss will generally be a U.S. source loss. If a non-U.S. income tax is paid on a sale or other disposition of an ordinary share, the amount realized will include the gross amount of the proceeds of that sale or disposition before deduction of the non-U.S. tax. The generally applicable limitations under U.S. federal income tax law on crediting foreign income taxes may preclude a U.S. Holder from obtaining a foreign tax credit for any non-U.S. tax paid on a sale or other disposition of an ordinary share. The rules relating to the determination of the foreign tax credit are complex, and U.S. holders are urged to consult with their own tax advisers regarding the application of such rules. Alternatively, any non-U.S. income tax paid on the sale or other disposition of an ordinary share may be taken as a deduction against taxable income, provided the U.S. Holder takes a deduction and not a credit for all foreign income taxes paid or accrued in the same taxable year.
Medicare Contribution Tax
Dividends received with respect to ordinary shares and capital gains from the sale or other taxable disposition of the ordinary shares recognized by certain non-corporate U.S. Holders will be includable in computing net investment income of such U.S. Holder for purposes of the 3.8 percent Medicare Contribution Tax.
Tax Consequences for Non-U.S. Holders of Ordinary Shares
As used herein, a "non-U.S. Holder" is a beneficial owner of ordinary shares that is neither a U.S. Holder nor a partnership (or entity or arrangement classified as a partnership) for U.S. federal income tax purposes.
Dividends
A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on dividends received from us with respect to ordinary shares, other than in certain specific circumstances where such income is deemed effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States. If a non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is generally subject to U.S. federal income tax only if it is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States. A non-U.S. Holder that is subject to U.S. federal income tax on dividend income under the foregoing exception generally will be taxed with respect to such dividend income on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such item at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty).
Sale, Exchange or Other Taxable Disposition of Ordinary Shares
A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding with respect to any gain recognized on a sale, exchange or other taxable disposition of ordinary shares unless:
•the gain is treated as effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States (and, if an applicable income tax treaty so requires, such gain is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States); or
•the non-U.S. Holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and meets certain other requirements.
If the first exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net basis in the same manner as a U.S. Holder unless otherwise provided in an applicable income tax treaty; a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such gain at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty). If the second exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the ordinary shares.
Information Reporting and Backup Withholding
Under U.S. federal income tax laws, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation (including IRS Forms 926). Persons who are required to file these information returns and fail to do so may be subject to substantial penalties. Pursuant to Section 1298(f) of the Code, for any year in which we are a PFIC, each U.S. Holder will be required to file an information statement, Form 8621, regarding such U.S. Holder’s ownership interest in us. U.S. Holders of ordinary shares should consult with their own tax advisers regarding the requirements of filing information returns.
Furthermore, certain U.S. Holders who are individuals and to the extent provided in future regulations, certain entities, will be required to report information with respect to such U.S. Holder’s investment in “foreign financial assets” on IRS Form 8938. An interest in us constitutes a foreign financial asset for these purposes. Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties. Potential shareholders are urged to consult with their own tax advisers regarding the foreign financial asset reporting obligations and their application to an investment in ordinary shares.
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient, or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.
Non-U.S. Holders generally are not subject to information reporting or backup withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares, provided that each such non-U.S. Holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.
Foreign Account Tax Compliance Act
Under certain circumstances, we or our paying agent may be required, pursuant to the Foreign Account Tax Compliance Act ("FATCA"), to withhold U.S. tax at a 30 percent rate on all or a portion of payments of dividends or other corporate distributions to holders of ordinary shares that are treated as "foreign pass-thru payments" made on or after the date that is two years after the issuance of final regulations concerning such foreign pass-thru payments are published, if such payments are not in compliance with FATCA. Such regulations have not yet been issued. The rules regarding FATCA and "foreign pass-thru payments," including the treatment of proceeds from the disposition of ordinary shares, are complex and holders of ordinary shares are encouraged to consult their own tax advisers regarding the impact of the FATCA rules on them.
This summary is for general information only and it is not intended to be, nor should it be construed to be, tax or legal advice to any prospective shareholder. Further, this summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to holders of their acquisition, ownership and disposition of the ordinary shares. Accordingly, prospective holders of ordinary shares should consult their own tax advisers about the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the ordinary shares.
LEGAL MATTERS
The validity, as a matter of British Virgin Islands law, of the ordinary shares and preferred shares offered by this prospectus will be passed upon for us by Carey Olsen. The validity of the debt securities and warrants and certain legal matters relating to U.S. securities matters will be passed upon by Greenberg Traurig, P.A. Counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants in England and Wales.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated and currently existing under the laws of the British Virgin Islands. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.
In addition, uncertainty exists as to whether the courts of the British Virgin Islands would:
•recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or
•entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Carey Olsen, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Carey Olsen that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•the British Virgin Islands courts had jurisdiction over the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;
•the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;
•the judgment was not procured by fraud;
•recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and
•the proceedings pursuant to which judgment was obtained were not contrary to natural justice.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the British Virgin Islands court making such decision.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or distributed by us to our shareholders.
The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We file annual and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents, or portions thereof, which we have filed or will file with the SEC and which we have, or will, specifically include in the prospectus. We are incorporating by reference the documents listed below:
•our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023;
•the description of our shares contained in the registration statements under the heading “Description of Share Capital” and as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 28, 2015, including any subsequent amendment or any report filed for the purpose of updating such description; and
•with respect to each offering of the securities under this prospectus, all subsequent reports that we file with the SEC under section 13(a), 13(c) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed on February 23, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and in conformity with International Finance Reporting Standards as adopted by the European Union.
Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Nomad Foods Limited
No. 1 New Square
Bedfont Lakes Business Park
Feltham, Middlesex TW14 811A
Attn: General Counsel
+(44) 208 918 3200

II
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that we may indemnify any person who is or was a director or who is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another entity, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. A person may be indemnified only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purpose of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.
In addition, have entered into indemnification agreements with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.
We have purchased and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.
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Item 9. Exhibits

Exhibit No.	Exhibit Description	Incorporation by Reference			Included in this Registration Statement
		Form	Exhibit No.	Period Covered or Date of Filing
1.1*	Form of Underwriting Agreement for ordinary shares
1.2*	Form of Underwriting Agreement for preferred shares
1.3*	Form of Underwriting Agreement for debt securities
4.1	Specimen of ordinary share certificate of Nomad Foods Limited	F-1 (333-208181)	4.3	12/22/15
4.2*	Form of specimen of preferred share certificate of Nomad Foods Limited
4.3	Form of Indenture between Nomad Foods Limited and one or more trustees to be named therein				X
4.4*	Form of debt security
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant
5.1	Opinion of Carey Olsen with respect to the ordinary shares and preferred shares				X
5.2	Opinion of Greenberg Traurig, P.A. with respect to the debt securities and warrants				X
23.1	Consent of PricewaterhouseCoopers LLP				X
23.2	Consent of Carey Olsen (contained in Exhibit 5.1 herein)				X
23.3	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.2 herein)				X
24.1	Power of attorney (included on signature page)				X
25.1**	Form T-1 Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table				X

*    To be filed, if applicable, by amendment or on a Form 6-K and incorporated by reference herein prior to the issuance of the applicable securities.
** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
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Item 10. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,
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however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the United Kingdom, on March 1, 2023.

NOMAD FOODS LIMITED By: /s/ Stéfan Descheemaeker Name: Stéfan Descheemaeker Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Stéfan Descheemaeker, Samy Zekhout and Neil Fletcher, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Stéfan Descheemaeker Stéfan Descheemaeker	Chief Executive Officer (Principal Executive Officer and Director)	March 1, 2023
/s/ Samy Zekhout Samy Zekhout	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer and Director)	March 1, 2023
/s/ Sir Martin E. Franklin Sir Martin E. Franklin	Co-Chairman	March 1, 2023
/s/ Noam Gottesman Noam Gottesman	Co-Chairman	March 1, 2023
/s/ Ian G. H. Ashken Ian G. H. Ashken	Director	March 1, 2023
/s/ James E. Lillie James E. Lillie	Director	March 1, 2023
/s/ Stuart M. MacFarlane Stuart M. MacFarlane	Director	March 1, 2023
/s/ Victoria Parry Victoria Parry	Director	March 1, 2023
/s/ Amit Pilowsky Amit Pilowsky	Director	March 1, 2023
/s/ Melanie stack Melanie Stack	Director	March 1, 2023
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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in the United States, on March 1, 2023.

MARIPOSA CAPITAL, LLC By: /s/ Desiree DeStefano Name: Desiree DeStefano Title: Chief Financial Officer